EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between Infosearch Media, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Subscriber”).

WITNESSETH:

WHEREAS, the Company is offering in a private placement (the “Offering”) 3,000,000 shares of its common stock (the “Common Stock”) at a price equal to $0.01 per share (the “Offering Price”). The shares of Common Stock offered hereby are sometimes referred to as the “Securities;” and

WHEREAS, the Subscriber desires to purchase that number of Securities set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

I.  SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such Securities as is set forth upon the signature page hereof and the Company agrees to sell such Securities to the Subscriber for said purchase price. The purchase price is payable by wire transfer of immediately available funds contemporaneously with the execution and delivery of this Agreement by the Subscriber. Certificates for the shares of Common Stock will be delivered by the Company to the Subscriber promptly following the date hereof (the “Closing”).

1.2 The Subscriber recognizes that the purchase of Securities involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (ii) the Subscriber may not be able to liquidate its investment; (iii) transferability of the Securities is extremely limited; and (iv) in the event of a disposition, the Subscriber could sustain the loss of its entire investment.

1.3 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, (the “Act”) and that the Subscriber is able to bear the economic risk and illiquidity of an investment in the Securities.

1.4 The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in non-listed and unregistered securities, or that the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (ii) the Subscriber recognizes the highly speculative nature of an investment in the Securities; and (iii) the Subscriber is able to bear the economic risk and illiquidity which the Subscriber assumes by investing in the Securities.

1.5 The Subscriber understands that none of the Securities have been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution thereof to others. The Subscriber, if an entity, was not formed for the purpose of purchasing the Securities.

1.6 Except as otherwise set forth herein, the Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Act or any state securities or “blue sky” laws other than as set forth in Section V. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively, “Securities Laws”).

1.7 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities indicating that such Securities have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records and issue “stop transfer” instructions to its transfer agent with respect to the restrictions on the transferability of such Securities.

1.8 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities subscribed for hereby. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

II. REPRESENTATIONS BY THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business presently conducted, or as proposed to be conducted, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, prospects or financial condition of the Company.

2.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in its most recent SEC Filing (as hereafter defined). All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in this Agreement and including approximately Three (3) Million stock options issued to employees as retention grants between March 31 and May 31, 2008 or in the SEC Filings, there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing, or discussions concerning same. Except as set forth in the SEC Filings, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Securities pursuant to the Company's Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound; provided, however, that the Securities will be subject to restrictions on transfer and Securities Laws as provided herein. For purposes of this Agreement the term “SEC Filings” means, collectively, the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and all other reports filed by the Company with the SEC pursuant to the Exchange Act since the filing of such Annual Report on Form 10-K and prior to the date hereof.

2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens (other than any liens created by or imposed on the holders thereof through no action of the Company), duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

2.5	No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Securities will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b) No consent, waiver, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Securities, except for such consents, waivers, approvals, authorizations, orders or filings as may be required to be obtained or made, and which shall have been obtained or made at or prior to the required time.

III. TERMS OF SUBSCRIPTION

3.1 The Offering is for 3,000,000 shares of Common Stock.

3.2 The purchase price is payable by wire transfer of immediately available funds as provided in Section 1.1.

IV. REGISTRATION RIGHTS; INDEMNIFICATION.

4.1 Following Closing, the Company shall execute and deliver to Subscriber a registration rights agreement, in customary form and reasonably satisfactory to Subscriber, granting Subscriber customary demand and piggy-back registration rights as given to investors in offerings equivalent to the Offering.

4.2 The Company shall indemnify, save and hold harmless the Subscriber and the Securities from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out of pocket expenses reasonably incurred by Subscriber in connection with (a) the breach of any representation, warranty, covenant or agreement of the Company made in this Agreement, or (b) interpreting, preserving, exercising and/or enforcing any of the terms hereof.

V. MISCELLANEOUS

5.1 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.2 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law.

5.3 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.4 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.5 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.6 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE	Date Signed: June 6, 2008

Number of shares:		3,000,000

Multiplied by Offering Price per share:	x	$0.01

Equals subscription amount:	=	$30,000

/s/ Neal Goldman
Signature	Second Signature (if purchasing jointly)

Neal Goldman
Printed Name	Printed Second Name

Goldman Capital Management
Entity Name	Entity Name

320 Park Avenue, 10th Floor
Address	Address

New York, NY 10022
City, State and Zip Code	City, State and Zip Code

(212) 415-7260
Telephone-Business	Telephone--Business

Facsimile-Business	Facsimile--Business

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:	Goldman Capital Management

This Subscription Agreement is agreed to and accepted as of June 6, 2008.

INFOSEARCH MEDIA, INC.

By:

/s/ George Lichter
Name: George Lichter
Title: President & CEO